As filed with the Securities and Exchange Commission on December 20, 1996

                                                      Registration No. 333-15785
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                 AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                              CERPROBE CORPORATION

             (Exact name of registrant as specified in its Charter)

          DELAWARE                       3670                   86-0312814
(State or other jurisdiction (Primary Standard Industrial    (I.R.S. Employer
      of incorporation)       Classification Code Number) Identification Number)
                                 ---------------
                            600 South Rockford Drive
                              Tempe, Arizona 85281
                                 (602) 967-7885
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                                  C. Zane Close
                              Cerprobe Corporation
                            600 South Rockford Drive
                              Tempe, Arizona 85281
                                 (602) 967-7885
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                                   Copies to:
         Richard B. Stagg, Esq.                   Kathleen R. McLaurin, Esq.
      O'Connor, Cavanagh, Anderson,                Jones Day Reavis & Pogue
     Killingsworth & Beshears, P.A.                2300 Trammel Crow Center
     One East Camelback, Suite 1100                    2001 Ross Avenue
         Phoenix, Arizona  85012                     Dallas, Texas  75201
                                ----------------

        Approximate Date of Commencement of Proposed Sale to the Public:
   As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

     Cerprobe Corporation has prepared this Amendment No. 3 for the purpose of filing with the Securities and Exchange Commission Exhibit 8 to the Registration Statement. Amendment No. 3 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, such Prospectus has not been included herein.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers

         The   Registrant's    Certificate   of   Incorporation   provides   for
indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

         Under Article VI of the Registrant's Certificate of Incorporation (the "Certificate"), the Registrant shall indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director, officer or employee of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an "Indemnitee").

         An Indemnitee also may be indemnified under Delaware law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         An Indemnitee also may be indemnified under Delaware law against expenses (including attorney's fees) actually and reasonably incurred in the defense or settlement of a suit by or in the right of the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification may be made if the Indemnitee is adjudged to be liable to the Registrant, unless a court determines that such Indemnitee is entitled to indemnification for such expenses which the court deems proper.

         Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the board of directors of the Registrant deems appropriate.


Item 21. Exhibits and Financial Statement Schedules

       (a)             Exhibits

Exhibit No.         Description of Exhibit
-----------         ----------------------

2(a) Agreement of Merger and Plan of Reorganization dated February 21, 1995, as amended by that certain Amendment of Agreement of Merger and Plan of Reorganization dated March 31, 1995, by and among Fresh Test Acquisition, Inc., the Registrant, Fresh Technology Corporation, and William A. Fresh, Robert K. Bench, Harold D. Higgins, WAF Investment Company and Orem Tek Development Corp. filed as Exhibit 2 to the Registrant's Current Report on Form 8-K filed with the Commission on or about April 4, 1995 and incorporated herein by reference.

3(a) Certificate of Incorporation of the Registrant dated March 14, 1987, as filed with the Secretary of State of Delaware and filed as Exhibit 4(a) to the Registrant's Form 10-Q for the period ended June 30, 1987 and incorporated herein by reference.

3(b) Bylaws of the Registrant dated March 14, 1987, filed as Exhibit 4(b) to the Registrant's Form 10-Q for the period ended June 30, 1987 and incorporated herein by reference.

4(a) Specimen Stock Certificate filed as Exhibit 4(c) to the Registrant's Form S-18 Registration Statement (No. 2-85679) and incorporated herein by reference.

4(b) Specimen Convertible Subordinated Debenture filed as Exhibit 4(b) to the Registrant's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.

4(c) Specimen Series A Preferred Stock Certificate filed as Exhibit 4(c) to the Registrant's Form 10- KSB for the year ended December 31, 1995 and incorporated herein by reference.

4(d) Certificate of Designations of Series A Preferred Stock dated January 11, 1996, as filed with the Secretary of State of Delaware filed as
           Exhibit 4(d) to the Registrant's Form 10-KSB for the year ended December 31, 1995 and incorporated herein by reference.


5          Opinion of O'Connor,  Cavanagh,  Anderson,  Killingsworth & Beshears,
           P.A.**

8          Opinion of O'Connor,  Cavanagh,  Anderson,  Killingsworth & Beshears,
           P.A.


10(a) Non-Qualified Stock Option Plan adopted by the Registrant's Board of Directors on June 25, 1983, as amended, and Form of Qualified Stock Option Agreement filed as Exhibits 4(a) and 4(c) to the Registrant's Form S-8 Registration Statement (No. 33-65200) and incorporated herein by reference.

10(b) Incentive Stock Option Plan adopted by the Registrant's Board of Directors on April 3, 1989, filed as Exhibit 10(k) to the Registrant's Form 10-K for the year ended December 31, 1989 and incorporated herein by reference and Form of Incentive Stock Option Agreement filed as Exhibit 4(d) to the Registrant's Form S-8
           Registration Statement (No. 33-65200) and incorporated herein by reference.

10(c) Lease Agreement between the Registrant and Jerome A. Reynolds dated July 4, 1991 filed as Exhibit 10(b) to the Registrant's Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

10(d) Lease Agreement between the Registrant and Kou-ping Cheng dated June 11, 1993 filed as Exhibit 10(u) to the Registrant's Form 10-KSB for the year ended December 31, 1993 and incorporated herein by reference.

10(e) Lease Agreement between the Registrant and NPF Management, Inc. dated March 15, 1993 filed as Exhibit 10(p) to the Registrant's Form 10-K for the year ended December 31, 1992 and incorporated herein by reference.

10(f) Lease Modification between the Registrant and PDJ Corporation dated February 10, 1994 to Lease Agreement between the Registrant and NPF Management, Inc. dated March 15, 1993 filed as Exhibit 10(v) to the Registrant's Form 10-KSB for the year ended December 31, 1993 and incorporated herein by reference.

10(g) Lease Agreement between the Registrant and John J. Hollowell dated October 30, 1990 filed as Exhibit 10(m) to the Registrant's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.

10(h) Office Lease Agreement between the Registrant and Robert B. Hopgood, Jr. dated November 13, 1990 filed as Exhibit 10(n) to the Registrant's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.

10(i)      Addendum  dated March 1, 1992  between the  Registrant  and Robert B.
           Hopgood, Jr. to Office Lease Agreement between the Registrant and Robert B. Hopgood, Jr. dated November 13, 1990 filed as Exhibit 10(j) to the Registrant's Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

10(j)      Second  Addendum  dated  January 1, 1994 between the  Registrant  and
           Robert B. Hopgood, Jr. to Office Lease Agreement between the Registrant and Robert B. Hopgood, Jr. dated November 13, 1990 filed as Exhibit 10(j) to the Registrant's Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

10(k) Lease Agreement between the Registrant and Renner Plaza Properties dated September 8, 1993 filed as Exhibit 10(w) to the Registrant's Form 10-KSB for the year ended December 31, 1993 and incorporated herein by reference.

10(l) Lease Agreement between the Registrant and Aetna Life Insurance Company dated December 30, 1994 filed as Exhibit 10(l) to the Registrant's Form 10-KSB for the year ended December 31, 1994 and incorporated herein by reference.

10(m) Lease between Scottish Enterprise and Cerprobe Europe Limited dated November 4, 1994 filed as Exhibit 10(m) to the Registrant's Form 10-KSB for the year ended December 31, 1994 and incorporated herein by reference.

10(n) Rental Agreement between the Registrant and Gentra Capital Corporation dated as of July 6, 1994 filed as Exhibit 10(n) to the Registrant's Form 10-KSB for the year ended December 31, 1994 and incorporated herein by reference.

10(o) Agreement dated May 2, 1991 between the Registrant and John W. Tarzwell and Margaret L. Tarzwell filed as Exhibit 10(d) to the Registrant's Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

10(p) Amendment No. 1 dated March 8, 1993 to Agreement dated May 2, 1991 between the Registrant and John W. Tarzwell and Margaret L. Tarzwell filed as Exhibit 10(s) to the Registrant's Form 10-KSB for the year ended December 31, 1993 and incorporated herein by reference.

10(q) Asset Purchase Agreement dated July 10, 1991 between the Registrant and Alpha Test Corporation filed as Exhibit 10(c) to the Registrant's Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

10(r) Employment Contract dated July 16, 1990 between the Registrant and Carl Zane Close filed as Exhibit 10(p) to the Registrant's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.

10(s) Employment Contract dated July 17, 1990 between the Registrant and Michael K. Bonham filed as Exhibit 10(q) to the Registrant's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.

10(t) Employment Contract dated July 16, 1990 between the Registrant and Eswar Subramanian filed as Exhibit 10(r) to the Registrant's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.

10(u) Employment Contract dated July 16, 1990 between the Registrant and Henry Wong filed as Exhibit 10(s) to the Registrant's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.

10(v) Manufacturing Licensing Agreement between the Registrant and Intertrade Scientific, Inc. dated August 30, 1993 filed as Exhibit 10(x) to the Registrant's Form 10-KSB for the year ended December 31, 1993 and incorporated herein by reference.

10(w) Manufacturing Licensing Agreement between the Registrant and ESJ Corporation dated January 21, 1994 filed as Exhibit 10(y) to the
           Registrant's Form 10-KSB for the year ended December 31, 1993 and incorporated herein by reference.

10(x) Loan Agreement between the Registrant and First Interstate Bank of Arizona, N.A. dated June 6, 1994 and related Promissory Note filed as
           Exhibit 10(x) to the Registrant's Form 10-KSB for the year ended December 31, 1994 and incorporated herein by reference.

10(y) Master Lease Agreement between the Registrant and First Interstate Bank of Arizona, N.A. dated as of June 6, 1994 filed as Exhibit 10(y) to the Registrant's Form 10-KSB for the year ended December 31, 1994 and incorporated herein by reference.

10(z) Master Lease Agreement between the Registrant and PFC, Inc. dated August 9, 1994 filed as Exhibit 10(z) to the Registrant's Form 10-KSB for the year ended December 31, 1994 and incorporated herein by reference.

10(aa) Commitment of Norwest Equipment Finance, Inc. to the Registrant dated December 14, 1994 filed as Exhibit 10(aa) to the Registrant's Form 10-KSB for the year ended December 31, 1994 and incorporated herein by reference.

10(bb) Agreement between Cerprobe Europe, Limited and Lanarkshire Development Agency dated August 15, 1994, as amended, filed as
           Exhibit 10(bb) to the Registrant's Form 10-KSB for the year ended December 31, 1994 and incorporated herein by reference.

10(cc) Lease Agreement between the Registrant and Realtec Properties I, L.P. dated July 17, 1995 filed as Exhibit 1 to the Registrant's Form 10-QSB for the quarter ended June 30, 1995 and incorporated herein by reference.

10(dd) Lease Agreement between the Registrant and East Point Realty Trust dated June 30, 1995 filed as Exhibit 2 to the Registrant's Form 10-QSB for the quarter ended June 30, 1995 and incorporated herein by reference.

10(ee) Amendment to Loan Agreement between the Registrant and First Interstate Bank of Arizona, N.A. dated April 30, 1995 and related Promissory Note filed as Exhibit 3 to the Registrant's Form 10-QSB for the quarter ended June 30, 1995 and incorporated herein by reference.

10(ff) Amendment to Master Lease Agreement between the Registrant and First Interstate Bank of Arizona, N.A. dated April 30, 1995 filed as
           Exhibit 4 to the Registrant's Form 10-QSB for the quarter ended June 30, 1995 and incorporated herein by reference.

10(gg) Letter of Intent between the Registrant and Technology Parks PTE LTD dated June 23, 1995 filed as Exhibit 5 to the Registrant's Form 10-QSB for the quarter ended June 30, 1995 and incorporated herein by reference.

10(hh) Employment Agreement between the Registrant and Robert K. Bench dated March 31, 1995 filed as Exhibit 10(hh) to the Registrant's Form 10-KSB for the year ended December 31, 1995 and incorporated herein by reference.

10(ii) Security Agreement between the Registrant and Zions Credit Corporation dated December 27, 1995 filed as Exhibit 10(ii) to the Registrant's Form 10-KSB for the year ended December 31, 1995 and incorporated herein by reference.

10(jj)     Assignment  of Lease  between  Fresh Test  Technology,  Inc.  and the
           Registrant dated August 31, 1995 filed as Exhibit 10(jj) to the Registrant's Form 10-KSB for the year ended December 31, 1995 and incorporated herein by reference.

10(kk) Lease Agreement between Fresh Test Technology, Inc. and Mission West Properties dated September 21, 1993 filed as Exhibit 10(kk) to the Registrant's Form 10-KSB for the year ended December 31, 1995 and incorporated herein by reference.

10(ll) The Registrant's 1995 Stock Option Plan filed as Exhibit 10(ll) to the Registrant's Form 10-KSB for the year ended December 31, 1995 and incorporated herein by reference.

10(mm) Capital Lease Agreement between the Registrant and Wells Fargo Leasing Corporation dated October 10, 1996 filed as an Exhibit to the Registrant's Form 10-QSB for the quarter ended September 30, 1996 and incorporated herein by reference.

10(nn) Capital Lease Agreement between the Registrant and Wells Fargo Leasing Corporation dated September 9, 1996 filed as an Exhibit to the Registrant's Form 10-QSB for the quarter ended September 30, 1996 and incorporated herein by reference.

10(oo) Memorandum of Lease with respect to the Lease Agreement between the Registrant and CRPB Investors, L.L.C. dated August 21, 1996, and the Addendum to the Lease Agreement filed as an Exhibit to the Registrant's Form 10-QSB for the quarter ended September 30, 1996 and incorporated herein by reference.

10(pp) Employment Agreement between the Registrant and Randal L. Buness dated June 26, 1996 filed as an Exhibit to the Registrant's Form 10-QSB for the quarter ended September 30, 1996 and incorporated herein by reference.

10(qq) Operating Agreement between the Registrant and CRPB Investors, L.L.C. dated September 18, 1996 filed as an Exhibit to the Registrant's Form 10-QSB for the quarter ended September 30, 1996 and incorporated herein by reference.

10(rr) Agreement of Merger and Plan of Reorganization, dated as of October 25, 1996, by and among the Registrant, C-Route Acquisition, Inc., CROUTE, Inc., COMPUROUTE, INCORPORATED, and Souad Shrime.*


10(ss)     Agreement  and Plan of   Merger, dated as of October 25, 1996, by
           and between COMPUROUTE, INCORPORATED, and CROUTE, Inc.*

10(tt) Purchase and Sale Agreement dated as of October 25, 1996, by and between Souad Shrime and the Registrant.*

10(uu) Indemnification Agreement by Souad Shrime in favor of and for the benefit of the Registrant and C-Route Acquisition, Inc.*

11         Schedule of Computation of Net Income per Share.*

21 List of Subsidiaries filed as Exhibit 21 to the Registrant's Form 10-KSB for the year ended December 31, 1994 and incorporated herein by reference.


23.1       Consent of Counsel (included in Exhibits 5 and 8)


23.2       Independent Auditors' Consent (Cerprobe Corporation).*

23.3       Independent Auditors' Consent (CROUTE, Inc.)*


27 Financial Data Schedule filed as an Exhibit to the Registrant's Form 10-QSB for the quarter ended September 30, 1996 and incorporated herein by reference.


           (b) Financial Statement Schedules.

           None.


*          Previously filed.

**         Filed herewith

Item 22.  Undertakings

           (a) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

               (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

           (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 19, 1996.


                                                  CERPROBE CORPORATION



                                                  By   /s/ Randal L. Buness
                                                       Vice  President, Chief
                                                       Financial Officer,
                                                       Secretary, and Treasurer

                  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                                  Title                       Date
           ---------                                  -----                       ----
 By:           *
     -------------------------                Chairman of the Board of      December 19, 1996
     Ross J. Mangano                          Directors and Director

 By:           *
     -------------------------                President, Chief Executive    December 19, 1996
     C. Zane Close                            Officer, and Director
                                              (Principal Executive
                                              Officer)

/s/ Randal L. Buness                          Vice President, Chief         December 19, 1996
------------------------------                Financial Officer,
Randal L. Buness                              Secretary, and Treasurer
                                              (Principal Financial and
                                              Accounting Officer)

 By:           *                              Director
     -------------------------
     December 6, 1996
     Kenneth W. Miller

 By:           *                              Director                      December 19, 1996
     -------------------------
     Donald F. Walter

 By:           *                              Director                      December 19, 1996
     -------------------------
     William A. Fresh

*By:  /s/ Randal L. Buness
      ------------------------
      Randal L. Buness
      (Attorney-in-fact)